Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 12, 2024, and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment, or renovation project, and that completion of anticipated or ongoing property development, redevelopment, or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2024.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Leah Andress Brady	Brenda Pomar
Vice President, Investor Relations	Senior Director, Corporate Communications
301.998.8265	301.998.8316
lbrady@federalrealty.com	bpomar@federalrealty.com

Federal Realty Investment Trust Announces First Quarter 2024 Operating Results
NORTH BETHESDA, Md. (May 2, 2024) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its first quarter ended March 31, 2024. For the three months ended March 31, 2024 and 2023, net income available for common shareholders was $0.66 per diluted share and $0.65 per diluted share, respectively. For the three months ended March 31, 2024 and 2023, operating income was $100.2 million and $95.8 million, respectively.
Highlights for the first quarter include:
•Generated funds from operations available to common shareholders (FFO) per diluted share of $1.64 for the quarter, compared to $1.59 for the first quarter 2023, an increase of 3.1% year-over-year.
•Generated comparable property operating income (POI) growth of 3.8% for the first quarter excluding lease termination fees and prior period rents collected.
•Record levels of leasing with 104 signed leases for 566,865 square feet of comparable retail space in the first quarter, the highest first quarter volume on record, at a cash basis rollover growth of 9% and 20% on a straight line basis.
•Federal Realty’s portfolio was 92.0% occupied and 94.3% leased at quarter end.
•Continued strong small shop leasing, ending the quarter at 91.4% leased, the highest level since 2015, and an increase of 70 basis points quarter-over-quarter and 140 basis points year-over-year.
•Tightened and raised 2024 earnings per diluted share guidance to $2.74 - $2.94, 2024 FFO per diluted share guidance to $6.67 - $6.87 and 2024 comparable properties growth excluding lease termination fees and prior period rents collected assumption to 2.75% - 4%.
“Federal Realty's strong start to 2024 is highlighted by our highest first-quarter leasing volume on record, surpassing 566,000 square feet of comparable retail space signed,” said Donald C. Wood, Federal Realty’s Chief Executive Officer. “In addition, we successfully executed leases for approximately 190,000 square feet of office space during the quarter, at our premier mixed-use destinations. This robust demand underscores that our best-in-class shopping center and mixed-use offerings are the preferred choice for modern consumers, retailers, office employees, and corporate decision-makers when considering the future of their successful businesses.”

Financial Results
Net Income
For the first quarter 2024, net income available for common shareholders was $54.7 million and earnings per diluted share was $0.66 versus $53.3 million and $0.65, respectively, for the first quarter 2023.
FFO
For the first quarter 2024, FFO was $136.7 million, or $1.64 per diluted share, compared to $130.3 million, or $1.59 per diluted share for the first quarter 2023.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.
Operational Update
Occupancy
The portfolio was 92.0% occupied and 94.3% leased as of March 31, 2024. Small shop leased rate was 91.4% as of March 31, 2024, an increase of 70 basis points quarter-over-quarter and 140 basis points year-over-year.
Additionally, our residential properties were 96.3% leased as of March 31, 2024.
Leasing Activity
During the first quarter 2024, Federal Realty signed 111 leases for 587,329 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty signed 104 leases for 566,865 square feet at an average rent of $36.39 per square foot compared to the average contractual rent of $33.30 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 9%, 20% on a straight-line basis. Comparable leases represented 94% of total comparable and non-comparable retail leases signed during the first quarter 2024.
Regular Quarterly Dividends
Federal Realty announced today that its Board of Trustees declared a regular quarterly cash dividend of $1.09 per common share, resulting in an indicated annual rate of $4.36 per common share. The regular common dividend will be payable on July 15, 2024 to common shareholders of record as of June 21, 2024.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on July 15, 2024 to shareholders of record as of July 1, 2024.
2024 Guidance
Federal Realty has updated its 2024 guidance, as summarized in the table below:

Full Year 2024 Guidance	Revised Guidance	Prior Guidance
2024 Earnings per diluted share	$2.74 to $2.94	$2.72 to $2.94
2024 FFO per diluted share	$6.67 to $6.87	$6.65 to $6.87
Conference Call Information
Federal Realty’s management team will present an in-depth discussion of Federal Realty’s operating performance on its first quarter 2024 earnings conference call, which is scheduled for Thursday, May 2, 2024 at 5:00 PM ET. To participate, please call 1-877-407-9208 or 1-201-493-6784 five to ten minutes prior to the call start time. The teleconference can also be accessed via a live webcast at www.federalrealty.com in the Investors section. A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through May 16, 2024 by dialing 1-844-512-2921 or 1-412-317-6671; Passcode: 13745637.
About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail-based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, Federal Realty’s mission is to deliver long-term, sustainable growth through investing in communities where retail demand exceeds supply. Its expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 102 properties include approximately 3,300 tenants, in 26 million commercial square feet, and approximately 3,100 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 56 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.federalrealty.com.
Safe Harbor Language
Certain matters discussed within this Press Release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 12, 2024 and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment, or renovation project, and that completion of anticipated or ongoing property development, redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and

•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Press Release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2024.

Federal Realty Investment Trust
Consolidated Income Statements
March 31, 2024
	Three Months Ended
	March 31,
	2024	2023
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$291,045	$272,798
Mortgage interest income	278	261
Total revenue	291,323	273,059
EXPENSES
Rental expenses	61,659	55,205
Real estate taxes	34,060	32,566
General and administrative	12,006	12,545
Depreciation and amortization	83,404	78,637
Total operating expenses	191,129	178,953

Gain on sale of real estate	—	1,702

OPERATING INCOME	100,194	95,808

OTHER INCOME/(EXPENSE)
Other interest income	1,483	632
Interest expense	(43,693)	(39,225)
Income from partnerships	32	516
NET INCOME	58,016	57,731
Net income attributable to noncontrolling interests	(1,280)	(2,396)
NET INCOME ATTRIBUTABLE TO THE TRUST	56,736	55,335
Dividends on preferred shares	(2,008)	(2,008)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$54,728	$53,327

EARNINGS PER COMMON SHARE, BASIC AND DILUTED:
Net income available for common shareholders	$0.66	$0.65
Weighted average number of common shares	82,605	81,141

Federal Realty Investment Trust
Consolidated Balance Sheets
March 31, 2024
	March 31,	December 31,
	2024	2023
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $2,024,995 and $2,021,622 of consolidated variable interest entities, respectively)	$10,027,356	$9,932,891
Construction-in-progress (including $13,299 and $8,677 of consolidated variable interest entities, respectively)	577,745	613,296
	10,605,101	10,546,187
Less accumulated depreciation and amortization (including $430,578 and $416,663 of consolidated variable interest entities, respectively)	(3,032,163)	(2,963,519)
Net real estate	7,572,938	7,582,668
Cash and cash equivalents	95,936	250,825
Accounts and notes receivable, net	207,650	201,733
Mortgage notes receivable, net	9,183	9,196
Investment in partnerships	33,687	34,870
Operating lease right of use assets, net	86,359	86,993
Finance lease right of use assets, net	6,795	6,850
Prepaid expenses and other assets	259,112	263,377
TOTAL ASSETS	$8,271,660	$8,436,512
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $188,629 and $189,286 of consolidated variable interest entities, respectively)	$516,257	$516,936
Notes payable, net	613,912	601,945
Senior notes and debentures, net	3,353,228	3,480,296
Accounts payable and accrued expenses	185,594	174,714
Dividends payable	92,818	92,634
Security deposits payable	29,895	30,482
Operating lease liabilities	75,275	75,870
Finance lease liabilities	12,698	12,670
Other liabilities and deferred credits	213,027	225,443
Total liabilities	5,092,704	5,210,990
Commitments and contingencies
Redeemable noncontrolling interests	182,964	183,363
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), $392,878 shares issued and outstanding	9,822	9,822
Common shares of beneficial interest, $.01 par, 200,000,000 shares authorized, respectively, 82,948,600 and 82,775,286 shares issued and outstanding, respectively	835	833
Additional paid-in capital	3,946,740	3,959,276
Accumulated dividends in excess of net income	(1,196,225)	(1,160,474)
Accumulated other comprehensive income	6,899	4,052
Total shareholders’ equity of the Trust	2,918,071	2,963,509
Noncontrolling interests	77,921	78,650
Total shareholders’ equity	2,995,992	3,042,159
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,271,660	$8,436,512

Federal Realty Investment Trust
Funds From Operations / Other Supplemental Information
March 31, 2024
	Three Months Ended
	March 31,
	2024	2023
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$58,016	$57,731
Net income attributable to noncontrolling interests	(1,280)	(2,396)
Gain on sale of real estate	—	(1,702)
Depreciation and amortization of real estate assets	73,938	70,504
Amortization of initial direct costs of leases	7,737	7,785
Funds from operations	138,411	131,922
Dividends on preferred shares (2)	(1,875)	(1,875)
Income attributable to downREIT operating partnership units	692	693
Income attributable to unvested shares	(503)	(482)
FFO	$136,725	$130,258
Weighted average number of common shares, diluted (2)(3)	83,334	81,877

FFO per diluted share (3)	$1.64	$1.59

Dividends and Payout Ratios
Regular common dividends declared	$90,479	$88,033

Dividend payout ratio as a percentage of FFO	66%	68%

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$38,250	$55,854
Tenant improvements and incentives	24,535	19,995
Total non-maintenance capital expenditures	62,785	75,849
Maintenance capital expenditures	3,215	4,277
Total capital expenditures	$66,000	$80,126

Other Information
Leasing costs	$6,412	$4,368
Share-based compensation expense (non-cash)	$4,160	$4,097

Noncontrolling Interests Supplemental Information (4)
Property operating income (1)	$2,566	$3,691
Depreciation and amortization	(1,816)	(1,825)
Interest expense	(162)	(164)
Net income	$588	$1,702
Notes:
(1)See Glossary of Terms.
(2)For the three months ended March 31, 2024 and 2023, dividends on our Series 1 preferred stock were not deducted in the calculation of FFO available to common shareholders, as the related shares were dilutive and are included in "weighted average number of common shares, diluted."
(3)The weighted average common shares used to compute FFO per diluted common share includes downREIT operating partnership units that were excluded from the computation of diluted EPS. Conversion of these operating partnership units is dilutive in the computation of FFO per diluted share, but is anti-dilutive for the computation of dilutive EPS for both the three months ended March 31, 2024 and 2023.
(4)Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to downREIT operating partnership units."

Federal Realty Investment Trust
Components of Rental Income
March 31, 2024

Components of Rental Income (1)	Three Months Ended
	March 31,
	2024	2023
	(in thousands)
Minimum rents (2)
Commercial	$192,937	$181,342
Residential	26,519	24,550
Cost reimbursements	56,559	50,724
Percentage rents	4,775	4,536
Other (3)	12,228	12,040
Collectibility related impacts (4)	(1,973)	(394)
Total rental income	$291,045	$272,798
Notes:
(1)All income from tenant leases is reported as a single line item called "rental income." We have provided the above supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.
(2)Minimum rents include the following:

	Three Months Ended
	March 31,
	2024	2023
	(in millions)

Straight-line rents	$5.2	$2.5
Amortization of in-place leases	$3.8	$3.1
(3)Includes lease termination fees of $0.7 million and $1.6 million for the three months ended March 31, 2024 and 2023, respectively.
(4)Our collectability related impacts include the collection of approximately $0.9 million and $1.5 million, for the three months ended March 31, 2024 and 2023, respectively, of prior period rents which were contractually deferred or payments renegotiated specifically related to the COVID-19 pandemic.

Federal Realty Investment Trust
Comparable Property Information
March 31, 2024

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q1 include: Darien Commons, Friendship Center, Huntington Shopping Center, Pike & Rose Phase IV, Willow Grove Shopping Center, and all properties acquired, disposed of, or not consolidated from Q1 2023 to Q1 2024. Comparable Property property operating income ("Comparable Property POI") is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended
	March 31,
	2024	2023
	(in thousands)
Operating income	$100,194	$95,808
Add:
Depreciation and amortization	83,404	78,637
General and administrative	12,006	12,545
Gain on sale of real estate	—	(1,702)
Property operating income (POI)	195,604	185,288
Less: Non-comparable POI - acquisitions/dispositions	(905)	(820)
Less: Non-comparable POI - redevelopment, development & other	(7,549)	(2,706)
Comparable property POI	$187,150	$181,762

Additional information regarding the components of Comparable Property POI
	Three Months Ended
	March 31,		%
	2024	2023	Change
	(in thousands)
Minimum rents (1)	$209,699	$202,457
Cost reimbursements	54,958	49,899
Other	13,516	13,331
Collectibility related impacts	(1,713)	(231)
Total property revenue	276,460	265,456

Rental expenses	(56,561)	(51,830)
Real estate taxes	(32,749)	(31,864)
Total property expenses	(89,310)	(83,694)

Comparable property POI	$187,150	$181,762	3.0%
Less:
Lease termination fees	(701)	(1,392)
Prior period rents collected (2)	(857)	(1,513)
Comparable property POI excluding lease termination fees and prior period rents collected	$185,592	$178,857	3.8%

Comparable Property - Summary of Capital Expenditures (3)
	Three Months Ended
	March 31,
	2024	2023
	(in thousands)
Redevelopment and tenant improvements and incentives	$36,540	$38,937
Maintenance capital expenditures	3,157	4,262
	$39,697	$43,199

Comparable Property - Occupancy Statistics (3)
	At March 31,
	2024	2023
GLA - comparable commercial properties	25,127,000	25,089,000
Leased % - comparable commercial properties	94.2%	94.2%
Occupancy % - comparable commercial properties	91.7%	92.6%
Notes:
(1)For the three months ended March 31, 2024 and 2023, amount includes straight-line rents of $2.7 million and $2.2 million, respectively, and amortization of in-place leases of $3.7 million and $3.2 million, respectively.
(2)Amount represents collection of prior period rents which were contractually deferred or payment renegotiated specifically related to the COVID-19 pandemic.
(3)See page 9 for "Summary of Capital Expenditures" and page 25 for portfolio occupancy statistics for our entire portfolio.

Federal Realty Investment Trust
Market Data, Debt Metrics, and Senior Notes and Debentures Covenants
March 31, 2024
	March 31,
	2024	2023
	(in thousands, except per share data)
Market Data
Common shares outstanding and downREIT operating partnership units (1)	83,580	82,148
Market price per common share	$102.12	$98.83
Common equity market capitalization including downREIT operating partnership units	$8,535,190	$8,118,687

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000	$25,000
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	393	393
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$9,825	$9,825

Equity market capitalization	$8,695,015	$8,278,512

Total debt	$4,483,397	$4,389,405
Less: cash and cash equivalents	(95,936)	(99,449)
Total net debt (3)	$4,387,461	$4,289,956

Total market capitalization	$13,082,476	$12,568,468

Leverage and Liquidity Ratios
Total net debt to market capitalization at market price per common share	34%	34%
Ratio of EBITDAre to combined fixed charges and preferred share dividends, three months ended (4)(5)	3.5x	3.6x

Senior Notes and Debentures Covenants (6)
	March 31, 2024	Debt Covenant Threshold (7)
Total Debt to Total Assets	40%	< 60%
Secured Debt to Total Assets	5%	< 40%
Consolidated Income to Annual Debt Service Charge	3.6x	> 1.5x
Unencumbered Assets to Unsecured Debt	248%	> 150%

Notes:
(1)Amounts include 631,271 and 637,031 downREIT operating partnership units outstanding at March 31, 2024 and 2023, respectively.
(2)These shares, issued March 8, 2007, are unregistered.
(3)Total net debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs and net of cash and cash equivalents from our consolidated balance sheet.
(4)EBITDAre is reconciled to net income in the Glossary of Terms.
(5)Fixed charges consist of interest on borrowed funds and finance leases (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor.
(6)The reference period for calculating these covenants is the most recent twelve months ended March 31, 2024.
(7)For a detailed description of the senior unsecured notes covenants and definitions of the terms, please refer to our filings with the Securities and Exchange Commission.

Federal Realty Investment Trust
Summary of Outstanding Debt
March 31, 2024
	As of March 31, 2024
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (6)
			(in thousands)
Mortgages payable (1)
Secured fixed rate
Azalea	11/1/2025	3.73%	$40,000
Bethesda Row	12/28/2025 (2)	5.03% (3)	200,000
Bell Gardens	8/1/2026	4.06%	11,453
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Hoboken (24 Buildings)	12/15/2029	3.67% (3)	53,243
Various Hoboken (14 Buildings)	Various through 2029	3.91% to 5.00%	29,621
Chelsea	1/15/2031	5.36%	3,908
Subtotal			518,325
Net unamortized debt issuance costs and discount			(2,068)
Total mortgages payable, net			516,257		4.50%

Notes payable
Term loan (4)	4/16/2025	SOFR + 0.85%	600,000
Revolving credit facility (4)(5)	4/5/2027	SOFR + 0.775%	12,500
Various	Various through 2059	Various	2,332
Subtotal			614,832
Net unamortized debt issuance costs			(920)
Total notes payable, net			613,912		6.43%	(7)

Senior notes and debentures
Unsecured fixed rate
1.25% notes	2/15/2026	1.25%	400,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
5.375% notes	5/1/2028	5.375%	350,000
3.25% exchangeable notes	1/15/2029	3.25%	485,000
3.20% notes	6/15/2029	3.20%	400,000
3.50% notes	6/1/2030	3.50%	400,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.625%	250,000
Subtotal			3,379,200
Net unamortized debt issuance costs and premium			(25,972)
Total senior notes and debentures, net			3,353,228		3.78%

Total debt, net			$4,483,397

Total fixed rate debt, net			$3,871,792	86%	3.88%
Total variable rate debt, net			611,605	14%	6.42%	(7)
Total debt, net			$4,483,397	100%	4.22%	(7)
Notes:
(1)Mortgages payable does not include our share of debt on our unconsolidated real estate partnerships. At March 31, 2024, our share of unconsolidated debt was approximately $62.4 million. At March 31, 2024, our noncontrolling interests' share of mortgages payable was $15.4 million.
(2)We have two one-year extensions, at our option to extend the maturity date to December 28, 2027.
(3)The mortgage loans have interest rate swap agreements that effectively fix the interest rate through the initial maturity date.
(4)Our revolving credit facility SOFR loans bear interest at Daily Simple SOFR or Term SOFR, and our term loan bears interest at Term SOFR as defined in the respective credit agreements, plus 0.10%, plus a spread, based on our current credit rating.
(5)The maximum amount drawn under our $1.25 billion revolving credit facility during the three months ended March 31, 2024 was $12.5 million. The weighted average interest rate on borrowings under our credit facility, before amortization of debt fees, for the three months ended March 31, 2024 was 6.2%.
(6)The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 7.
(7)The weighted average effective interest rate excludes $0.9 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Debt Maturities
March 31, 2024
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Weighted Average Rate (5)
	(in thousands)
2024	$3,062	$—		$3,062		0.1%	—%
2025	3,822	44,298		48,120		1.1%	3.9%
2026	3,176	1,052,450	(1)	1,055,626		23.4%	4.5%
2027	2,679	890,682	(2)	893,361		19.8%	4.1%
2028	2,511	362,500	(3)	365,011		8.0%	5.7%	(6)
2029	2,329	943,105		945,434		21.0%	3.6%
2030	684	400,000		400,684		8.9%	3.7%
2031	59	—		59		—%	6.0%
2032	—	—		—		—%	—%
2033	—	—		—		—%	—%
Thereafter	—	801,000		801,000		17.7%	4.2%
Total	$18,322	$4,494,035		$4,512,357	(4)	100.0%

Notes:
The above table assumes all extension options are exercised.
(1)Our $600.0 million term loan matures on April 16, 2025, plus one one-year extension at our option to April 16, 2026.
(2)Our $200.0 million mortgage loan secured by Bethesda Row matures on December 28, 2025 plus two one-year extensions, at our option to December 28, 2027.
(3)Our $1.25 billion revolving credit facility matures on April 5, 2027, plus two six-month extensions at our option to April 5, 2028. As of March 31, 2024, there was $12.5 million outstanding under this credit facility.
(4)The total debt maturities differ from the total reported on the consolidated balance sheet due to the debt issuance costs and unamortized net premium/discount on certain mortgage loans, notes payable, and senior notes as of March 31, 2024. The weighted average remaining term on our mortgages payable, notes payable, and senior notes and debentures is approximately 7 years.
(5)The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.
(6)The weighted average rate excludes $0.9 million in quarterly financing fees and quarterly debt fee amortization on our $1.25 billion revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment and Expansion Opportunities
March 31, 2024

The following redevelopment opportunities are actively being worked on by the Trust. (1)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Projected 2024 POI Delivered (2)
				(in millions)	(in millions)	(as a % of Total)
Santana West (3)	San Jose, CA	Development of a 369,000 square foot office building. 170,000 square feet of office space leased.	6%	$315 - $330	$240	—
Pike & Rose - 915 Meeting Street (3)	North Bethesda, MD	Development of a 266,000 square foot office building with 10,000 square feet of retail space. 201,000 square feet of office and 10,000 square feet of retail space leased.	6%	$185 - $200	$156	45 - 55%
Darien Commons	Darien, CT	Demolition of a 45,000 square foot anchor space to construct 75,000 square feet of new retail space, 122 rental apartments, and 720 parking spaces	6%	$110 - $120	$110	85 - 95%
Bala Cynwyd	Bala Cynwyd, PA	Demolition of two level department store building to construct a new six story building with 217 residential units, 16,000 square feet of retail and a two-story parking structure with 234 parking stalls	7%	$90 - $95	$5	—
Huntington	Huntington, NY	Demolition of the main two level building consisting of 161,000 square feet of anchor and small shop space to construct 102,000 square feet of new ground-level anchor and small shop retail space	7 - 8%	$80 - $85	$74	60 - 70%

Property	Location	Opportunity	Projected ROI (4)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (5)
				(in millions)	(in millions)
Lawrence Park	Broomall, PA	Full shopping center redevelopment to include expansion of Main Line Health into vacant lower level space, creation of 17,800 square feet of small shop space converted from vacated anchor space, a new 2,000 square foot bank pad building, and a façade renovation for the entire center	8%	$17	$16	2024
Willow Grove	Willow Grove, PA	Development of a new 17,000 square foot multi-tenant pad building	7%	$11	$9	2024
Pike 7 Plaza	Vienna, VA	Development of a new 3,200 square foot pad building pre-leased to a restaurant tenant	8%	$3	$3	Stabilized
Chelsea Commons	Chelsea, MA	Development of a new 2,500 square foot pre-leased pad building with drive-thru	7%	$3	$0	2025
Santana Row	San Jose, CA	Installation and implementation of paid parking system	25%	$3	$0	2025

Active Property Improvement Projects (6)		Ongoing improvements at 7 properties to better position those properties to capture a disproportionate amount of retail demand	8% - 13%	$44	$33
Notes:
(1)There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the ROI or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected returns on investment (ROI) and Projected Cost are management's best estimate based on current information and may change over time. Anticipated total cost, and projected ROI, and projected POI delivered are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)Projected ROI for mixed-use redevelopment/expansion projects reflects the unleveraged Property Operating Income (POI) generated by the project and is calculated as POI divided by cost. Projected POI delivered includes straight line rent.
(3)Projected costs for Pike & Rose include an allocation of infrastructure costs for the entire project. Santana West includes an allocation of infrastructure for the Santana West site.
(4)Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental POI generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects generally does not include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property but may for certain property improvement projects.
(5)Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.
(6)Property improvement projects generally consist of façade renovations, site improvements, landscaping, improved outdoor amenity spaces, and other upgrades to improve the overall look and environment of the property. These projects improve overall tenant and customer experiences, improve market rents, drive leasing demand, and/or provide outdoor spaces critical to meeting the needs of the current environment. Returns on these projects are typically seen over one to five years, however, some projects could extend beyond that. Projected ROI range reflects management's best estimate of the long term expected return on cost of these investments.

Federal Realty Investment Trust
Future Redevelopment and Expansion Opportunities
March 31, 2024

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Redevelopment Opportunities
Property	Location	Expansion/Conversion (4)	Residential (5)	Mixed Use - Long Term
Assembly Row (1)	Somerville, MA			✓
Andorra	Philadelphia, PA	✓
Bala Cynwyd	Bala Cynwyd, PA	✓	✓
Barracks Road	Charlottesville, VA	✓	✓
Bethesda Row	Bethesda, MD	✓	✓
Camelback Colonnade	Phoenix, AZ	✓	✓
Chelsea Commons	Chelsea, MA	✓
Dedham Plaza	Dedham, MA	✓
Escondido Promenade	Escondido, CA	✓
Fairfax Junction	Fairfax, VA	✓	✓
Federal Plaza	Rockville, MD		✓
Fresh Meadows	Queens, NY	✓
Friendship Center	Washington, DC	✓	✓
Grossmont Center	La Mesa, CA	✓
Hoboken	Hoboken, NJ		✓
Huntington	Huntington, NY		✓
Mercer on One	Lawrenceville, NJ	✓
Pan Am	Fairfax, VA	✓	✓
Pike & Rose (2)	North Bethesda, MD			✓
Pike 7 Plaza	Vienna, VA			✓
Riverpoint Center	Chicago, IL	✓
Santana Row (3)	San Jose, CA			✓
Shops at Pembroke Gardens	Pembroke Pines, FL		✓
The AVENUE at White Marsh	White Marsh, MD		✓
Village at Shirlington	Arlington, VA		✓
Willow Grove	Willow Grove, PA	✓	✓
Willow Lawn	Richmond, VA		✓
Notes:
(1)Remaining entitlements at Assembly Row include approximately 1.5 million square feet of commercial-use buildings and 326 residential units.
(2)Remaining entitlements at Pike & Rose include approximately 530,000 square feet of commercial-use buildings and 741 residential units.
(3)Remaining entitlements at Santana Row include approximately 321,000 square feet of commercial space and 395 residential units, as well as approximately 604,000 square feet of commercial space across from Santana Row.
(4)Property expansion/conversion includes opportunities at successful retail properties to convert previously underutilized land into new GLA, to convert other existing uses into more productive uses for the property, and/or to add both single tenant and multi-tenant stand alone pad buildings.
(5)Residential includes opportunities to add residential units to existing retail and mixed-use properties.

Federal Realty Investment Trust
2024 Transactions
March 31, 2024

Financing Transactions
Issuance of Debt

Issuance Date	Debt	Principal Amount	Stated Interest Rate	Maturity Date
		(in millions)
January 11, 2024	3.25% Exchangeable Senior Notes (1)	$485.0	3.25%	January 15, 2029
(1)See our Form 8-K filing on January 11, 2024 and Note 3 of our March 31, 2024 Form 10-Q for additional information on this transaction.
Repayment of Debt
The following senior unsecured note was repaid at maturity:

Repayment Date	Debt	Payoff Amount
		(in millions)
January 16, 2024	3.95% Senior Notes	$600.0
Other Investment Transaction
On April 1, 2024, we acquired the approximately 10% noncontrolling interest in the partnership that owns our CocoWalk property for approximately $12 million, bringing our ownership to 100%.

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2024
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
California
Azalea	(3)	Los Angeles-Long Beach-Anaheim, CA	$109,553	22	226,000	100%			Walmart (S)	Marshalls / Ross Dress for Less / Ulta / Michaels
Bell Gardens	(3)(4)	Los Angeles-Long Beach-Anaheim, CA	119,273	32	371,000	98%		108,000	Food 4 Less / TBA	Marshalls / Ross Dress for Less / Bob's Discount Furniture
Colorado Blvd	(4)	Los Angeles-Long Beach-Anaheim, CA	13,987	1	42,000	73%				Banana Republic / True Food Kitchen
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	92,845	22	239,000	84%		32,000	Sprouts	Total Wine & More / Alamo Ace Hardware
East Bay Bridge		San Francisco-Oakland-Hayward, CA	180,086	32	440,000	100%		199,000	Pak-N-Save / Target	Home Depot / Nordstrom Rack / Ulta / Michaels
Escondido Promenade		San Diego-Carlsbad, CA	135,231	18	298,000	98%			Target (S)	TJ Maxx / Dick’s Sporting Goods / Ross Dress for Less / Bob's Discount Furniture
Fourth Street	(3)	San Francisco-Oakland-Hayward, CA	27,884	3	70,000	82%				CB2
Freedom Plaza	(3)(4)	Los Angeles-Long Beach-Anaheim, CA	44,197	9	114,000	96%		31,000	Smart & Final	Nike / Blink Fitness / Ross Dress for Less
Grossmont Center	(3)	San Diego-Carlsbad, CA	176,997	64	877,000	97%		294,000	Target / Walmart	Barnes & Noble / Macy's / CVS
Hastings Ranch Plaza	(4)	Los Angeles-Long Beach-Anaheim, CA	25,779	15	273,000	100%				Marshalls / HomeGoods / CVS
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	62,102	3	181,000	86%		39,000	Target	Marshalls / L.A. Fitness / CVS
Kings Court	(4)(5)	San Jose-Sunnyvale-Santa Clara, CA	11,615	8	81,000	98%		31,000	Lunardi's	CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	43,759	8	98,000	85%				Anthropologie / Sephora / Arhaus Furniture / Teleferic Barcelona
Olivo at Mission Hills	(3)	Los Angeles-Long Beach-Anaheim, CA	82,910	12	155,000	100%		32,000	Target	24 Hour Fitness / Ross Dress for Less / Ulta
Plaza Del Sol	(3)	Los Angeles-Long Beach-Anaheim, CA	17,949	4	48,000	96%			Superior Grocers (S)	Marshalls
Plaza El Segundo / The Point		Los Angeles-Long Beach-Anaheim, CA	311,719	50	502,000	98%		66,000	Whole Foods	Nordstrom Rack / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
San Antonio Center	(4)(5)	San Jose-Sunnyvale-Santa Clara, CA	52,205	22	213,000	100%		141,000	Trader Joe's / Walmart	24 Hour Fitness
Santana Row	(4)	San Jose-Sunnyvale-Santa Clara, CA	1,325,896	45	1,206,000	99%	662			Crate & Barrel / Container Store / H&M / Best Buy / Multiple Restaurants
Sylmar Towne Center	(3)	Los Angeles-Long Beach-Anaheim, CA	46,788	12	148,000	93%		43,000	Food 4 Less	CVS
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	80,341	2	185,000	69%				adidas / John Reed Fitness / Multiple Restaurants
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	157,922	44	648,000	86%		167,000	Target	Nordstrom Rack / Nike Factory / TJ Maxx / Ross Dress for Less
		Total California	3,119,038	428	6,415,000	95%

Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	51,659	10	113,000	100%		46,000	Harris Teeter
Bethesda Row	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	267,316	17	530,000	95%	180	40,000	Giant Food	Apple / Equinox / Anthropologie / Nike Live / Multiple Restaurants
Birch & Broad		Washington-Arlington-Alexandria, DC-VA-MD-WV	26,095	10	144,000	100%		51,000	Giant Food	CVS / Staples
Chesterbrook	(3)	Washington-Arlington-Alexandria, DC-VA-MD-WV	46,810	9	89,000	81%		35,000	Safeway	Starbucks
Congressional Plaza	(3)	Washington-Arlington-Alexandria, DC-VA-MD-WV	110,057	21	325,000	89%	194	25,000	The Fresh Market	Ulta / Barnes & Noble / Container Store / Buy Buy Baby
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,499	2	33,000	84%
Fairfax Junction	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	46,439	11	124,000	94%		23,000	Aldi	CVS / Planet Fitness

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2024
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	73,630	18	249,000	93%		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress for Less
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	37,310	1	54,000	100%				Marshalls / Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	39,696	16	204,000	99%				Marshalls / Ross Dress for Less / Ashley Furniture HomeStore / CVS
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	27,817	10	133,000	90%		58,000	Giant Food
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	18,086	7	73,000	99%		30,000	Whole Foods
Kingstowne Towne Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	211,371	45	410,000	100%		135,000	Giant Food / Safeway	TJ Maxx / HomeGoods / Five Below / Ross Dress for Less
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	62,072	26	367,000	96%		61,000	Giant Food	Marshalls / L.A. Fitness / HomeGoods
Montrose Crossing		Washington-Arlington-Alexandria, DC-VA-MD-WV	172,500	36	369,000	99%		73,000	Giant Food / Target (S)	Marshalls / Home Depot Design Center / Old Navy / Burlington
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	96,452	29	565,000	98%		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Old Navy / Petsmart
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	16,481	10	90,000	97%		14,000	TBA	Walgreens / Planet Fitness
Pan Am		Washington-Arlington-Alexandria, DC-VA-MD-WV	32,596	25	228,000	91%		65,000	Safeway	Micro Center / CVS / Michaels
Pike & Rose		Washington-Arlington-Alexandria, DC-VA-MD-WV	871,066	24	851,000	100%	765			Porsche / Uniqlo / REI / H&M / L.L Bean / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	56,469	13	175,000	97%		24,000	Lidl	TJ Maxx / DSW / Ulta
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	46,766	10	116,000	94%		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	41,184	16	271,000	87%		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	26,450	12	112,000	100%		26,000	L.A. Mart	Total Wine & More / Talbots
Twinbrooke Shopping Centre		Washington-Arlington-Alexandria, DC-VA-MD-WV	36,630	10	101,000	93%		35,000	Safeway	Walgreens
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,219	5	48,000	92%		15,000	Trader Joe's
Village at Shirlington	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	73,856	16	275,000	87%		28,000	Harris Teeter	CVS / AMC / Multiple Restaurants
Westpost		Washington-Arlington-Alexandria, DC-VA-MD-WV	114,476	14	298,000	100%		79,000	Harris Teeter / Target	TJ Maxx / Ulta / Walgreens / DSW
Wildwood		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,542	12	88,000	100%		20,000	Balducci's	CVS / Multiple Restaurants
Total Washington Metropolitan Area			2,646,544	435	6,435,000	96%

NY Metro/New Jersey
Brick Plaza	(4)	New York-Newark-Jersey City, NY-NJ-PA	107,396	46	408,000	93%		14,000	Trader Joe's	AMC / HomeGoods / Ulta / Burlington
Brook 35	(3) (5)	New York-Newark-Jersey City, NY-NJ-PA	51,913	11	98,000	94%				Banana Republic / Gap / Williams-Sonoma
Darien Commons		Bridgeport-Stamford-Norwalk, CT	150,421	9	100,000	92%	124			Equinox / Walgreens / Multiple Restaurants

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2024
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	96,676	17	408,000	98%		32,000	Island of Gold / TBA	AMC / Kohl's / Planet Fitness
Georgetowne Shopping Center		New York-Newark-Jersey City, NY-NJ-PA	86,585	9	147,000	91%		43,000	Foodway	Five Below / IHOP
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	33,866	13	103,000	81%		46,000	Greenlawn Farms	Planet Fitness
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	23,748	1	35,000	100%				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	39,530	15	134,000	95%		61,000	Shop Rite	TJ Maxx / Five Below
Hoboken	(3) (6)	New York-Newark-Jersey City, NY-NJ-PA	228,573	4	171,000	98%	129			Nike Live / CVS / New York Sports Club / Sephora / Multiple Restaurants
Huntington		New York-Newark-Jersey City, NY-NJ-PA	109,082	21	200,000	96%		43,000	TBA	Petsmart / Michaels / REI / Ulta / Container Store
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	51,092	18	244,000	94%		20,000	TBA / Stop & Shop (S)	At Home / AMC
Melville Mall	(4)	New York-Newark-Jersey City, NY-NJ-PA	105,144	21	253,000	100%		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Macy's Backstage / Public Lands
Mercer on One	(4)	Trenton, NJ	117,216	50	551,000	98%		75,000	Shop Rite	Nike / Ross Dress for Less / Nordstrom Rack / REI / Tesla
The Grove at Shrewsbury	(3) (5)	New York-Newark-Jersey City, NY-NJ-PA	132,643	21	191,000	99%				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy Hills		New York-Newark-Jersey City, NY-NJ-PA	39,781	19	211,000	69%		65,000	Target	Michaels
		Total NY Metro/New Jersey	1,373,666	275	3,254,000	94%

New England
Assembly Row / Assembly Square Marketplace		Boston-Cambridge-Newton, MA-NH	1,130,498	65	1,212,000	95%	947	18,000	Trader Joe's	TJ Maxx / AMC / Nike / Multiple Restaurants
Campus Plaza		Boston-Cambridge-Newton, MA-NH	31,970	15	114,000	94%		46,000	Roche Bros.	Burlington / Five Below
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	38,276	36	230,000	100%				Home Depot / Planet Fitness / CVS / Burlington
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	52,343	20	254,000	92%		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	158,195	19	224,000	97%	7	50,000	Roche Bros.	CVS / Multiple Restaurants
North Dartmouth		Providence-Warwick, RI-MA	9,369	28	48,000	100%		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	19,670	17	149,000	99%		50,000	Big Y Foods	TJ Maxx / HomeGoods
		Total New England	1,440,321	200	2,231,000	96%

Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	34,306	22	270,000	91%		24,000	Acme Markets	TJ Maxx / Kohl's / L.A. Fitness / Five Below
Bala Cynwyd		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	77,794	23	174,000	99%	87	45,000	Acme Markets	Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	39,548	28	260,000	98%		47,000	Whole Foods	Five Below / RH Outlet / Buy Buy Baby
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	19,667	24	158,000	97%		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	24,646	21	223,000	99%		55,000	Redner's Warehouse Markets	Marshalls / Planet Fitness
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	65,960	29	357,000	99%		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	35,735	15	209,000	86%			Lidl (S)	Marshalls / Ulta / Skechers / Crunch Fitness

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2024
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	51,351	13	85,000	98%		31,000	TBA	Marshalls / Five Below
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	44,795	14	240,000	78%	9	98,000	Giant Food	Old Navy / DSW
Total Philadelphia Metropolitan Area			393,802	189	1,976,000	94%

South Florida
CocoWalk	(3) (7)	Miami-Fort Lauderdale-West Palm Beach, FL	205,363	3	277,000	100%				Cinepolis Theaters / Youfit Health Club / Multiple Restaurants
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	75,861	17	187,000	96%		44,000	Winn Dixie	CVS / L.A. Fitness
Shops at Pembroke Gardens		Miami-Fort Lauderdale-West Palm Beach, FL	182,383	41	391,000	96%				Nike Factory / Old Navy / DSW / Barnes & Noble
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	106,026	67	431,000	98%		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	569,633	128	1,286,000	98%

Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	35,624	24	243,000	100%		16,500	Aldi	Dick's Sporting Goods / Ross Dress for Less / Petco / Bob's Discount Furniture
Perring Plaza		Baltimore-Columbia-Towson, MD	40,334	29	397,000	94%		57,000	TBA	Home Depot / Dick's Sporting Goods / Micro Center
THE AVENUE at White Marsh	(5)	Baltimore-Columbia-Towson, MD	135,920	35	315,000	96%				AMC / Ulta / Old Navy / Nike
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	19,602	4	33,000	96%
White Marsh Plaza		Baltimore-Columbia-Towson, MD	27,000	7	80,000	96%		54,000	Giant Food
White Marsh Other		Baltimore-Columbia-Towson, MD	27,935	16	56,000	87%
		Total Baltimore	286,415	115	1,124,000	96%

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	36,807	14	168,000	96%				L.A. Fitness / Ulta / Binny's / Ferguson's Bath, Kitchen & Lighting Gallery
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	39,727	21	281,000	53%				Michaels / Five Below / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	16,766	11	139,000	97%		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	122,602	17	211,000	95%		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	215,902	63	799,000	81%

Other
Barracks Road		Charlottesville, VA	75,758	40	495,000	89%		99,000	Harris Teeter / Kroger	Anthropologie / Old Navy / Ulta / Michaels
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	37,037	22	264,000	88%		74,000	Stop & Shop	TJ Maxx / Burlington
Camelback Colonnade	(3)	Phoenix-Mesa-Chandler, AZ	180,601	41	642,000	90%		82,000	Fry's Food & Drug	Marshalls / Nordstrom Last Chance / Best Buy / Floor & Décor
Gratiot Plaza		Detroit-Warren-Dearborn, MI	20,009	20	216,000	78%		69,000	Kroger	Best Buy / DSW

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2024
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
Hilton Village	(3)(4)	Phoenix-Mesa-Chandler, AZ	87,307	18	305,000	90%				CVS / Houston's
Lancaster	(4)	Lancaster, PA	8,799	11	126,000	100%		75,000	Giant Food	AutoZone
29th Place		Charlottesville, VA	40,938	15	168,000	98%				HomeGoods / DSW / Staples
Willow Lawn		Richmond, VA	109,331	37	462,000	99%		66,000	Kroger	Old Navy / Ross Dress for Less / Gold's Gym / Dick's Sporting Goods / Ulta
		Total Other	559,780	204	2,678,000	91%

Grand Total			$10,605,101	2,037	26,198,000	94%	3,104

Notes:
(1)	Represents the GLA and the percentage leased of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(2)	TBA indicates that a lease is signed.
(3)
The Trust has a controlling financial interest in this property. On April 1, 2024, we acquired the noncontrolling interest in the partnership that owns our CocoWalk property. See page 17 for additional information.

(4)	All or a portion of this property is owned pursuant to a ground lease.
(5)	All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(6)	This property includes 40 buildings primarily along Washington Street and 14th Street in Hoboken, New Jersey.
(7)	This property includes CocoWalk and interests in four buildings in Coconut Grove.
(S)	Grocer is a shadow anchor located adjacent to the property, but is not part of the owned property.

Federal Realty Investment Trust
Retail Leasing Summary (1)
March 31, 2024

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft. (PSF)	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
1st Quarter 2024	104	100%	566,865	$36.39	$33.30	$1,750,831	9%	20%	7.2	$15,902,708	$28.05
4th Quarter 2023	100	100%	393,761	$44.57	$39.97	$1,811,782	12%	23%	7.4	$13,762,615	$34.95
3rd Quarter 2023	100	100%	552,765	$34.51	$31.17	$1,848,740	11%	21%	8.8	$17,240,180	$31.19
2nd Quarter 2023	107	100%	576,345	$35.34	$33.09	$1,295,986	7%	19%	6.8	$9,582,941	$16.63
Total - 12 months	411	100%	2,089,736	$37.14	$33.93	$6,707,339	9%	21%	7.5	$56,488,444	$27.03

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
1st Quarter 2024	42	40%	222,415	$39.45	$32.99	$1,438,272	20%	34%	9.5	$14,313,788	$64.36
4th Quarter 2023	45	45%	234,729	$38.77	$33.46	$1,247,214	16%	28%	9.4	$12,989,353	$55.34
3rd Quarter 2023	56	56%	410,575	$28.18	$24.91	$1,340,705	13%	27%	11.0	$16,926,600	$41.23
2nd Quarter 2023	42	39%	128,861	$42.96	$37.91	$651,591	13%	30%	8.3	$8,784,091	$68.17
Total - 12 months	185	45%	996,580	$35.10	$30.41	$4,677,782	15%	29%	9.8	$53,013,832	$53.20

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
1st Quarter 2024	62	60%	344,450	$34.41	$33.51	$312,559	3%	10%	5.5	$1,588,920	$4.61
4th Quarter 2023	55	55%	159,032	$53.12	$49.57	$564,568	7%	19%	5.3	$773,262	$4.86
3rd Quarter 2023	44	44%	142,190	$52.80	$49.23	$508,035	7%	13%	5.4	$313,580	$2.21
2nd Quarter 2023	65	61%	447,484	$33.15	$31.71	$644,395	5%	15%	6.2	$798,850	$1.79
Total - 12 months	226	55%	1,093,156	$39.01	$37.15	$2,029,557	5%	14%	5.7	$3,474,612	$3.18

Total Lease Summary - Comparable and Non-comparable (2) (8)
Quarter				Number of Leases Signed	% of Comparable Leases	GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
1st Quarter 2024				111	94%	587,329		$36.94	7.4	$16,427,528	$27.97
4th Quarter 2023				102	98%	398,378		$44.64	7.5	$14,057,750	$35.29
3rd Quarter 2023				105	95%	565,496		$35.00	8.9	$18,301,660	$32.36
2nd Quarter 2023				112	96%	602,911		$35.72	6.9	$11,511,825	$19.09
Total - 12 months				430	96%	2,154,114		$37.51	7.6	$60,298,763	$27.99

Total Lease Summary - Comparable, Non-comparable, and Option Exercises (2) (8) (9)
Quarter				Number of Leases Signed		GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
1st Quarter 2024				143		831,076		$34.55	6.8	$16,427,528	$19.77
4th Quarter 2023				139		696,428		$38.73	6.8	$14,057,750	$20.19
3rd Quarter 2023				137		1,047,182		$28.19	7.6	$18,301,660	$17.48
2nd Quarter 2023				141		938,977		$31.92	6.3	$11,511,825	$12.26
Total - 12 months				560		3,513,663		$32.78	6.9	$60,298,763	$17.16

Notes:
(1)	Information reflects activity in retail spaces only for consolidated properties; office and residential spaces are not included. See Glossary of Terms for further discussion of information included above.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant. Contractual option exercises are not included unless they are fair market value options.
(3)	Contractual rent represents annual rent under the new lease.
(4)	Prior rent represents contractual rent, including percentage rent, from the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the lease.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(8)	The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq. Ft. and Weighted Average Lease Term columns include information for leases signed at Phase III of Assembly Row and Phase IV of Pike & Rose. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq. Ft. columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed are included in the projected costs for the respective projects.
(9)	Option exercises reflect a fixed rate contractual option under the lease agreement that was exercised during the period reflected.

Federal Realty Investment Trust
Lease Expirations
March 31, 2024

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2024	659,000	4%	$20.97	575,000	7%	$41.64	1,234,000	5%	$30.59
2025	2,108,000	13%	$19.32	1,090,000	14%	$40.72	3,198,000	13%	$26.61
2026	1,227,000	8%	$23.16	954,000	12%	$50.04	2,181,000	9%	$34.92
2027	2,037,000	13%	$25.88	1,041,000	13%	$51.40	3,078,000	13%	$34.51
2028	1,640,000	10%	$20.95	1,024,000	13%	$52.05	2,664,000	11%	$32.91
2029	2,156,000	13%	$24.34	985,000	12%	$48.63	3,141,000	13%	$31.96
2030	882,000	5%	$20.06	440,000	5%	$50.76	1,322,000	6%	$30.29
2031	724,000	5%	$26.40	453,000	6%	$46.84	1,177,000	5%	$34.28
2032	1,648,000	10%	$29.48	575,000	7%	$46.85	2,223,000	9%	$33.97
2033	935,000	6%	$25.55	482,000	6%	$46.97	1,417,000	6%	$32.84
Thereafter	2,075,000	13%	$26.95	391,000	5%	$51.20	2,466,000	10%	$30.79
Total (3)	16,091,000	100%	$24.09	8,010,000	100%	$47.93	24,101,000	100%	$32.02

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2024	532,000	3%	$21.55	522,000	6%	$41.05	1,055,000	4%	$31.21
2025	832,000	5%	$17.61	796,000	10%	$38.55	1,628,000	7%	$27.85
2026	379,000	3%	$27.75	569,000	7%	$49.94	948,000	4%	$41.06
2027	508,000	3%	$21.15	559,000	7%	$50.68	1,067,000	5%	$36.62
2028	439,000	3%	$19.42	553,000	7%	$47.62	992,000	4%	$35.14
2029	635,000	4%	$24.81	560,000	7%	$47.95	1,195,000	5%	$35.65
2030	377,000	2%	$22.03	385,000	5%	$49.85	762,000	3%	$36.08
2031	357,000	2%	$20.77	373,000	5%	$50.44	729,000	3%	$35.94
2032	346,000	2%	$32.00	463,000	6%	$52.35	809,000	3%	$43.66
2033	316,000	2%	$24.39	452,000	5%	$56.80	768,000	3%	$43.48
Thereafter	11,370,000	71%	$24.76	2,778,000	35%	$48.22	14,148,000	59%	$29.37
Total (3)	16,091,000	100%	$24.09	8,010,000	100%	$47.93	24,101,000	100%	$32.02

Notes:
(1)	Anchor is defined as a commercial tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as rents on a cash-basis without taking the impacts of rent abatements into account) rent as of March 31, 2024.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of March 31, 2024.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
March 31, 2024

	As of:
	March 31, 2024	December 31, 2023	March 31, 2023

Commercial Properties

Overall Portfolio (1)(2)
Gross Leasable Area (GLA)	26,198,000	26,039,000	25,852,000
Leased %	94.3%	94.2%	94.2%
Occupied %	92.0%	92.2%	92.6%
Leased % - anchor tenants	95.8%	96.0%	96.5%
Leased % - small shop tenants	91.4%	90.7%	90.0%
Active commercial tenant leases	3,303	3,277	3,248

Comparable Properties (1)
GLA	25,127,000	25,089,000	25,089,000
Leased %	94.2%	94.1%	94.2%
Occupied %	91.7%	92.0%	92.6%

Residential Properties

Overall Portfolio (1)(2)
Residential units	3,104	3,104	3,103
Leased %	96.3%	95.9%	95.0%

Comparable Properties (1)
Residential units	2,980	2,980	2,980
Leased %	96.2%	95.8%	96.4%

Notes:
(1)	See Glossary of terms.
(2)	Excludes redevelopment square footage and residential units not yet placed in service.

Federal Realty Investment Trust
Summary of Top 25 Tenants
March 31, 2024

Rank	Tenant Name	Credit Ratings (S&P/Moody's) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Locations Leased

1	TJX Companies, The	A / A2	$23,523,000	2.68%	1,147,000	3.95%	37
2	Ahold Delhaize	BBB+ / Baa1	$15,071,000	1.72%	776,000	2.67%	12
3	Cisco Systems, Inc.	AA- / A1	$14,897,000	1.70%	268,000	0.92%	2
4	NetApp, Inc.	BBB+ / Baa2	$14,769,000	1.68%	304,000	1.05%	1
5	CVS Corporation	BBB / Baa2	$11,386,000	1.30%	288,000	0.99%	21
6	Gap, Inc., The	BB / Ba3	$11,382,000	1.30%	325,000	1.12%	29
7	L.A. Fitness International LLC	B / B2	$9,374,000	1.07%	354,000	1.22%	9
8	Albertsons Companies Inc. (Acme, Balducci's, Safeway)	BB+ / Ba2	$8,588,000	0.98%	568,000	1.96%	11
9	Ross Stores, Inc.	BBB+ / A2	$7,856,000	0.89%	365,000	1.26%	13
10	Home Depot, Inc.	A / A2	$7,485,000	0.85%	478,000	1.65%	6
11	Kroger Co., The	BBB / Baa1	$7,166,000	0.82%	611,000	2.10%	12
12	AMC Entertainment Inc.	CCC+ / Caa2	$7,106,000	0.81%	283,000	0.97%	6
13	PUMA North America, Inc.	NR / NR	$6,963,000	0.79%	155,000	0.53%	2
14	Dick's Sporting Goods, Inc.	BBB / Baa3	$6,856,000	0.78%	358,000	1.23%	7
15	Bank of America, N.A.	A- / A1	$6,761,000	0.77%	115,000	0.40%	22
16	Target Corporation	A / A2	$6,375,000	0.73%	627,000	2.16%	7
17	Ulta Beauty, Inc.	NR / NR	$6,308,000	0.72%	182,000	0.63%	17
18	KnitWell Group (Ann Taylor, Chico's, Loft, Talbots, White House Black Market, Soma)	NR / NR	$6,301,000	0.72%	155,000	0.53%	29
19	Whole Foods Market, Inc.	AA- / A1	$5,859,000	0.67%	186,000	0.64%	4
20	Michaels Stores, Inc.	CCC+ / B3	$5,806,000	0.66%	316,000	1.09%	14
21	Choice Hotels International, Inc.	BBB- / Baa3	$5,607,000	0.64%	110,000	0.38%	1
22	Hudson's Bay Company (Saks)	NR / NR	$5,155,000	0.59%	100,000	0.34%	3
23	Starbucks Corporation	BBB+ / Baa1	$5,057,000	0.58%	73,000	0.25%	41
24	Wells Fargo Bank, N.A.	BBB+ / A1	$4,999,000	0.57%	63,000	0.22%	15
25	JPMorgan Chase Bank	A- / A1	$4,948,000	0.56%	77,000	0.27%	19
	Totals - Top 25 Tenants		$215,598,000	24.54%	8,284,000	28.53%	340

	Total (5):		$878,698,000	(2)	29,035,000	(4)

Notes:
(1)	Credit Ratings are as of March 31, 2024. Subsequent rating changes have not been reflected.
(2)	See Glossary of Terms.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
March 31, 2024

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2024.

	Full Year 2024 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$2.74	$2.94
Adjustments:
Estimated depreciation and amortization	3.93	3.93
Estimated FFO per diluted share	$6.67	$6.87
Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Guidance Assumptions (1):

Comparable properties growth	2.25% - 3.5%
Comparable properties growth excluding prior period rents and lease termination fees	2.75% - 4%
Prior period rents (2)	$2 - $3 million
Lease termination fees	$4 - $7 million
Incremental redevelopment/expansion POI (3)	$9 - $12 million
General and administrative expenses	$48 - $52 million
Development/redevelopment capital	$100 - $150 million
Capitalized interest	$18 - $21 million
Notes:
(1)Does not assume the impact of potential acquisitions or dispositions which have not closed as of April 30, 2024.
(2)Reflects amounts which were contractually deferred or payments renegotiated specifically related to the COVID-19 pandemic.
(3)Includes the expected additional POI to be recognized in 2024 compared to the amount recognized in 2023 from all of the redevelopments listed on page 15. Does not include any additional POI from "Active Property Improvement Projects."

Glossary of Terms
EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate and change in control of interest, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months ended March 31, 2024 and 2023 is as follows:

	Three Months Ended
	March 31,
	2024	2023
	(in thousands)
Net income	$58,016	$57,731
Interest expense	43,693	39,225
Other interest income	(1,483)	(632)
Income tax (benefit) provision	(98)	64
Depreciation and amortization	83,404	78,637
Gain on sale of real estate	—	(1,702)
Adjustments of EBITDAre of unconsolidated affiliates	2,044	3,454
EBITDAre	$185,576	$176,777

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.
Property Operating Income: Rental income and mortgage interest income, less rental expenses and real estate taxes.
Overall Portfolio: Includes all operating properties owned in reporting period.
Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.
Annualized Base Rent (ABR): Represents aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied spaces as of the reporting period.
Retail Leasing Summary - Lease Rollover Calculation: The rental increases associated with comparable spaces generally include all leases signed for retail space in arms-length transactions reflecting market leverage between landlords and tenants during the period, excluding leases at properties sold during the quarter or under contract to be sold. The comparison between the rent for expiring leases and new leases is determined by including contractual rent on the expiring lease, including percentage rent, and the comparable annual rent and in some instances, projections of percentage rent, to be paid on the new lease. In atypical circumstances, management may exercise judgement as to how to most effectively reflect the comparability of rents reported in the calculation. The change in rental income on comparable space leases is impacted by numerous factors including current market rates, location, individual tenant creditworthiness, use of space, market conditions when the expiring lease was signed, capital investment made in the space and the specific lease structure.
Tenant Improvements and Incentives: Represents the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.
General: Property related statistics are the for the consolidated property portfolio except where noted.